UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL LAND ALLIANCE, INC.
(Exact Name of Registrant As Specified In Its Charter)

Wyoming	6552	46-3752361
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

350 10th Ave Suite 1000 San Diego, CA 92101	92101
(Address of principal executive offices)	(Zip Code)

Jason Sunstein 350 10th Ave Suite 1000 San Diego, CA 92101 (877) 661-4811
(Name, address and telephone number of agent for service)

with copies to:
William T. Hart Hart & Hart, LLC 1624 Washington Street Denver, CO 80203 (303) 839-0061 harttrinen@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price (1)	Amount of registration fee [3]
Common Stock, $0.001 par value	4,710,000	$0.50	$1,355,000	$237.15

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	This registration statement includes the resale by our selling shareholders of up to 710,000 shares of Common Stock previously issued to such selling shareholders.
(3)	This fee is calculated by multiplying the aggregate offering amount by .0001007

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

International Land Alliance, Inc.

Up to 4,710,000 Common Shares

International Land Alliance, Inc. ("we", "us", or the "Company") is offering for sale a maximum of 4,000,000 shares of its common stock, par value $0.001 per share, and our selling shareholders are offering 710,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. Shareholders may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the maintained by the OTC Markets Group. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.   The offering will commence on the effective date of this prospectus and will terminate  on the earlier of August 31, 2017 or when all 4,000,000 shares we are offering are sold.

We will sell the common shares offered by the Company ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

This is our initial public offering. Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB; nor can there be any assurance that such an application for quotation will be approved.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We were incorporated in Wyoming on September 26, 2013. We are a developmental stage company, with limited operational history. The Company was formed for the purpose of developing and selling residential communities to home buyers, second-home buyers, retirees and investors. Readers are encouraged to reference the section entitled "Business Operations" herein for additional information regarding our business. We are an emerging growth company under the JOBS Act. Readers are encouraged to reference the section entitled "Implications of Being an Emerging Growth Company" on page 9 of this prospectus for additional information.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to December 31, 2015 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled "Risk Factors" herein for additional information regarding the risks associated with our company and common stock

The Date of this Prospectus is April 13 , 2017

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company's need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the "Company," "we," "our", "us" or "International Land" refer to International Land Alliance, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:
We were incorporated under the laws of the State of Wyoming on September 26, 2013. Our principal office is located at 350 10th Ave., Suite 1000, San Diego, CA 92101 and our Mexico subsidiary operations are located at Calle Escuadron 201 #3110-7 Zona Rio, Tijuana, B.C., Mexico. Our telephone number is (877) 661-4811.

We are currently focusing on the development, construction and marketing of the properties owned through our wholly-owned subsidiary, International Land Alliance, S.A. de C.V., a Mexican corporation. These properties consist of the 497-acre, 1,344 lot Oasis Park Resort in Baja California, the 20 acres and the 123 lot Valle Divino project in Ensenada, Baja California.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We had an accumulated deficit of $(832,734) at June 30, 2016 and have had no significant revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Company has no present plans to be acquired or to merge with another company nor does the Company, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

The Offering

Securities Being Offered for Cash:	4,000,000 shares of common stock at a price of $0.50 per share.

Securities Being Offered By Selling Shareholders:	710,000 Shares of common stock.

No. of Shares being Sold in the Offering:	4,710,000 .

Offering Price:
The Company and selling shareholders intend to offer our common stock at $0.50 per share. The shareholders may, if at such time our shares become quoted on the OTCQB, sell their shares at prevailing market prices or in privately negotiated transactions.

No. of Shares Outstanding:
As of the date of this Prospectus, there are 10,049,150 shares of the Company's common stock issued and outstanding. There are 28,000 shares of the Company's preferred stock issued and outstanding. Each share of preferred stock is convertible into 100 shares of the Company's common stock.

Termination of the Offering:	The offering will terminate on the sooner of August 31, 2017 or when all 4,000,000 shares we are offering are sold.

Market for our Common Stock:
Our common stock is not listed for trading on any exchange or automated quotation system. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTCQB . There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB; nor can there be any assurance that such an application for quotation will be approved.

Penny Stock Regulation:
The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

Best Efforts Offering:
We are offering our common stock on a "best efforts" basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Use of Proceeds:
We will use the proceeds of this offering to first cover administrative expenses in connection with this offering. We plan to use the remaining proceeds, if any, to further our business plan and continue the development and marketing of our Oasis Park, Valle Divino and Las Estrellas Vineyard Resort projects. We retain wide discretion with respect to the proceeds of this offering.

Implications of being an Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.       The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2.       The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.       The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.       The date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Our Company

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Wyoming Business Corporation Act against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have a potential conflict of interest with a company controlled by one of our officers and directors.

On October 1 2013 we signed an agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V., an architectural and planning firm controlled by Roberto Jesus Valdes, one of our officers and directors.  Pursuant to the agreement, Grupo Valcas will provide a conceptual site plan and construction management services for the Oasis Park Resort.  A conflict of interest will arise should a dispute occur with the respect our rights and obligations pursuant to the agreement and those of Grupo Valcas.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned.  We may also be required to hire additional staff to comply with additional SEC reporting requirements.  We anticipate that the cost of SEC reporting will be approximately $20,000 annually.  Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.  If we fail to meet these requirements, we will be unable to secure a qualification for quotation of our securities on the OTCQB, or, if we have secured a qualification, we may lose the qualification and our securities would no longer trade on the OTCQB. Further, if we fail to meet these obligations and consequently fail to satisfy our SEC reporting obligations, investors will then own stock in a company that does not provide the disclosure available in quarterly, annual reports and other required SEC reports that would be otherwise publicly available leading to increased difficulty in selling their stock due to our becoming a non-reporting issuer.

Our lack of operations makes evaluating our business difficult.

We have only three years of operational history. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

To be profitable, we must:

●	develop and identify new prospective purchasers of our real estate
●	compete with larger, more established competitors in the real estate development industry;
●	maintain and enhance our brand recognition; and
●	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

Risks Related to Our Business

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than two years of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

There is no guarantee that the Company will be able to complete development of its properties and profitably sell any units.

The Company intends to construct and develop resort properties as well as other residential and commercial property. There can be no assurance that the Company will complete the expected development plans or undertake to develop other resorts or complete such development if undertaken. Risks associated with the Company's development and construction activities may include the risks that: (i) acquisition and/or development opportunities may be abandoned; (ii) construction costs of a property may exceed original estimates, possibly making the resort uneconomical or unprofitable; and (iii) construction may not be completed on schedule, resulting in decreased revenues and increased interest expense. In addition, the Company's construction activities will typically be performed by third-party contractors, the timing, quality and completion of which the Company will be unable to control.

Investors will have no discretion in management's real estate investment decisions.

Our management will have complete discretion in making investments on our behalf in a range of real estate, which may include all types of properties. Consequently, prospective investors will not be able to evaluate for themselves the merits of the specific properties that may be acquired in the future and may not like the properties acquired. You will not be entitled to a return of your investment if you do not approve the properties purchased. Our investment decisions are not made through reliance on sophisticated mathematical models or arbitrage programs. Instead, investors are relying on the judgment of our management alone to locate suitable properties that meet our investment criteria. Currently, all properties owned and to be acquired are located in Mexico and the USA.

We will have limited investment diversification, which could increase your risk of investment loss.

We currently own residential properties and may have limited investment diversification in that we may own a limited number of properties. If an investment property does not perform or increase in value as expected, your risk of investment loss will be greater due to our lack of diversification.

Our ownership of real estate may result in losses if demand for property declines.

We will be subject to risks incident to the ownership of real estate, including: changes in general economic or local conditions, such as a decrease in demand for residential, commercial and industrial space due to a decrease in population or employment or changes in technology or adverse downturns in the general economy; changes to preferences that reduce the attractiveness of our properties to end users; fluctuation in mortgage rates, building ownership or operating expenses; rises and falls in undeveloped land values; costs of infrastructure, construction or other development costs; changes in supply or demand of competing properties in an area; changes in interest rates, zoning and other governmental regulations and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive; increases in the cost of adequate maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when a property is not generating revenue; inflation; and changes in tax laws and rates. A negative change in any of these risks could reduce the demand for our properties and a reduction in demand could result in a loss to us in the operation of or upon the sale of a property.

Property improvement costs are difficult to estimate and if costs exceed our budget, we may lose money on the development and sale of a property.

Acquisition of any properties for improvement, repositioning and sale entails risks such as those contemplated by us that include the following, any of which could adversely affect our financial performance and the value of your investment: Our estimate of the costs of improving or repositioning an acquired property may prove to be too low, and, as a result, the property may fail to meet our estimates of the profitability of the property, either temporarily or for a longer time. Our pre-acquisition evaluation of each new investment may not detect certain requirements, limitations, defects or necessary improvements until after the property is acquired, which could significantly increase our total costs.

Our operating results may suffer because of potential development and construction delays and resultant increased costs and risks which could reduce our revenues or lead to the loss of your investment.

We may develop properties, including unimproved real properties, upon which we will construct improvements. We may be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builders' ability to build in conformity with plans, specifications, budgeted costs and timetables. A builder's performance may also be affected or delayed by conditions beyond the builder's control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment.

Our real estate development strategies may not be successful which could reduce our revenues or lead to the loss of your investment.

We may in the future engage in development activities to the extent attractive development projects become available. To the extent that we engage in development activities, we will be subject to risks associated with those activities that could adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the market price of, our common stock, including, but not limited to:

●	development projects in which we have invested may be abandoned and the related investment will be impaired;
●	we may not be able to obtain, or may experience delays in obtaining, all necessary zoning, land-use, building, occupancy and other governmental permits and authorizations;
●	we may not be able to obtain land on which to develop;
●	we may not be able to obtain financing for development projects, or obtain financing on favorable terms;
●
construction costs of a project may exceed the original estimates or construction may not be concluded on schedule, making the project less profitable than originally estimated or not profitable at all (including the possibility of contract default, the effects of local weather conditions, the possibility of local or national strikes and the possibility of shortages in materials, building supplies or energy and fuel for equipment);

●	upon completion of construction, we may not be able to obtain, or obtain on advantageous terms, permanent financing for activities that we financed through construction loans; and
●	we may not achieve sufficient occupancy levels and/or obtain sufficient rents to ensure the profitability of a completed project.

Moreover, substantial development activities, regardless of their ultimate success, typically require a significant amount of management's time and attention, diverting their attention from our other operations.

The real estate market is cyclical, and a downturn of the market could increase the risk of loss of your investment.

Investment in real estate involves a high degree of business and financial risk, which can result in substantial losses and accordingly should be considered speculative. The market for property in Mexico and the United States tends to be cyclical, with periods in which the prices of properties rise and fall. Prices have fallen in the past and have done so for a significant period of time. Any downturn in the real estate market in the U.S. or Mexico may have a negative effect on our operations and reduce any return generated upon the sale of our property.

Many real estate costs are fixed and must be paid even if the property is not generating revenue which could increase your risk of loss of your investment.

Our financial results depend primarily on being able to add value and then sell properties to others on favorable terms. Many costs associated with real estate investment, such as debt service, real estate taxes and maintenance costs, generally are not reduced even when a property is not fully improved or used. Thus, even a small increase in the time to which a real estate property can be sold can result in a significant increase in the carry costs of the property. New properties that we may acquire may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is sold.

Because there is no liquid market for our properties, we may be unable to sell a property when it planned to, which could increase your risk of loss of your investment.

Liquidity relates to our ability to sell a property in a timely manner at a price that reflects the fair market value of that property. The illiquidity of properties may adversely affect our ability to dispose of such properties in a timely manner and at a fair price at times when we deem it necessary or advantageous. The timing and likelihood of liquidation events is uncertain and unpredictable and affected by general economic and property-specific conditions. There may not be a market, or the market may be very limited, for the real estate that we will try to sell, even though we will make appropriate efforts to cover the available market. Investments in real properties are generally not liquid. We may not be able to dispose of future properties within its anticipated time schedule and the sales of such properties may not be made at the prices projected by us.

We are subject to zoning and environmental controls that may restrict the use of our property.

Governmental zoning and land use regulations may exist or be promulgated that could have the effect of restricting or curtailing certain uses of our real estate. Such regulations could adversely affect the value of any of our properties affected by such regulations. In recent years real estate values have also sometimes been adversely affected by the presence of hazardous substances or toxic waste on, under or in the environs of the property. A substance (or the amount of a substance) may be considered safe at the time the property is purchased but later classified by law as hazardous. Owners of properties have been liable for substantial expenses to remedy chemical contamination of soil and groundwater at their properties even if the contamination predated their ownership. Although we intend to exercise reasonable efforts to assure that no properties are acquired that give rise to such liabilities, chemical contamination cannot always be detected through readily available means, and the possibility of such liability cannot be excluded.

Under various foreign, federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate property contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We have not been notified by any governmental authority, however, of any non-compliance, liability or other claim in connection with any of our properties, and we are not aware of any other environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole.

Although we will attempt to determine the environmental condition of each property as part of our due diligence, we cannot be certain that this investigation will reveal all conditions that may impose an obligation on us to mitigate the environmental condition. If we were subject to environmental liability, which could be imposed based on our ownership of its property; such liability could adversely affect the value of your investment.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

We may be subject to uninsured losses that may require substantial payments which could reduce the value of your investment.

We currently carry no comprehensive liability and casualty insurance and even if we obtain such insurance in the future, certain disaster insurance (such as earthquake insurance) may not be available or may be available only at prices that we deem prohibitive. We carry no such insurance and do not intend to obtain such insurance in the future. In addition, losses may exceed insurance policy limits, and policies may contain exclusions with respect to various types of losses or other matters. Consequently, all or a portion of our properties may not be covered by disaster insurance and insurance may not cover all losses which could reduce the value of your investment.

We cannot control certain factors affecting the performance and value of a property, which may cause the value of that property and your investment to decline.

The economic performance and value of our real estate assets will be subject to the risks described below that are normally associated with changes in national, regional and local political, economic and market conditions. These factors may adversely affect the ability of our customers to buy our real estate. Other local economic conditions that may affect the performance and value of the properties include the local economy of a given real estate project; competition for buyers, including competition based on attractiveness and location of the property; and the quality of amenities a project has to offer. In addition, other factors may affect the performance and value of a property adversely, including changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates (including the risk that increased interest rates may result in a decline in the liquidity of our properties), declines in housing or commercial property purchases and the availability of financing. Adverse changes in any of these factors, each of which is beyond the our and our control of the Company, could reduce the cash flow that we receive from our properties, and adversely affect the value of your investment.

If we choose to carry debt, inability to make secured debt payments could result in loss of mortgaged property and reduce the value of your investment.

Although we currently do not carry any debt, we may in the future. Debt financing carries many risks, including: refinancing difficulties, loss of mortgaged properties, reduced ability to obtain new financing and increases in interest. We may choose to use debt financing in connection with future properties. If we cannot meet our secured debt obligations, the lender could take the collateral and we would lose both the secured property and the income, if any, it produces. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition and results of operations. We could have to pay substantial legal costs in connection with foreclosure of a property, and thus be subject to a deficiency judgment if the foreclosure sale amount is insufficient to satisfy the mortgage.

Rising interest rates could adversely affect our interest expense and cash flow and reduce the value of your investment.

We may borrow money at variable interest rates in the future to finance operations. Increases in interest rates would increase our interest expense on our variable rate debt, which would adversely affect cash flow and our ability to service our debt and make distributions to us.

Our lack of an established brand name and relative lack of resources could negatively impact our ability to effectively compete in the real estate market, which could reduce the value of your investment.

We do not have an established brand name or reputation in the real estate business. We also have a relative lack of resources to conduct our business operations. Thus, we may have difficulty effectively competing with companies that have greater name recognition and resources than we do. Presently, we have no patents, copyrights, trademarks and/or service marks that would protect our brand name or our proprietary information, nor do we have any current plans to file applications for such rights. Our inability to promote and/or protect our brand name may have an adverse effect on our ability to compete effectively in the real estate market.

We may make changes to our business, investment, leverage and financing strategies without stockholder consent, which could reduce the value of your investment.

Our discussions with various individuals concerning various properties or projects has included general discussions of acquiring properties directly either ourselves or in a joint venture with others or of developing properties either ourselves or in a joint venture with others. As of the date of this Statement, all such discussions have been general and we have no specific plan as to whether we will acquire or develop ourselves or jointly any specific properties or projects. There is no limitation in the amount of funds we may invest in either property acquisition or property development. There is no limitation on or percentage allocation of funds or assets between property acquisition and property development, or between 100% ownership and joint venture ownership. Further, as the market evolves, we may change our business, investment and financing strategies without a vote of, or notice to, our stockholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, default risk and real estate market fluctuations. In addition, we may in the future use leverage at times and in amounts deemed prudent by our management in its discretion, and such decision would not be subject to stockholder approval. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition, results of operations.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our Chief Executive Officer. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has not had experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our Chief Executive Officer Roberto Jesus Valdes is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $20,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Our future results and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our business or our securities.

We may be subject to regulatory inquiries, claims, suits prosecutions which may impact our profitability.

Any failure or perceived failure by us to comply with applicable laws and regulations may subject us to regulatory inquiries, claims, suits and prosecutions. We can give no assurance that we will prevail in such regulatory inquiries, claims, suits and prosecutions on commercially reasonable terms or at all. Responding to, defending and/or settling regulatory inquiries, claims, suits and prosecutions may be time-consuming and divert management and financial resources or have other adverse effects on our business. A negative outcome in any of these proceedings may result in changes to or discontinuance of some of our services, potential liabilities or additional costs that could have a material adverse effect on our business, results of operations, financial condition and future prospects.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We are vulnerable to concentration risks because we intend to focus on the residential rather than commercial market.

We intend to focus on residential rather than commercial properties. Economic shifts affect residential and commercial property markets, and thus our business, in different ways. A developer with diversified projects in both sectors may be better able to survive a downturn in the residential market if the commercial market remains strong. Our focus on the residential sector can make us more vulnerable than a diversified developer.

Risks Related to Our Mexican Operations

General economic conditions in Mexico may have an adverse effect on our operations and reduce our revenues.

General economic conditions in Mexico have an impact on our business and financial results. The global economy in general and in Mexico remains uncertain. Weak economic conditions could result in lower demand for our properties, resulting in lower sales, earnings and cash flows.

The value of our securities may be affected by the foreign exchange rate between U.S. dollars and the currency of Mexico.

The value of our common stock may be affected by the foreign exchange rate between U.S. dollars and the currency of Mexico, and between those currencies and other currencies in which our revenues and assets may be denominated. For example, to the extent that we need to convert U.S. dollars into the currency of Mexico for our operational needs, should the currency of Mexico appreciate against the U.S. dollar at that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our the currency of Mexico into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the currency of Mexico, the U.S. dollar equivalent of our earnings from our subsidiaries in Mexico would be reduced.

We are subject to anti-corruption laws in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act (the "FCPA"), as well as trade compliance and economic sanctions laws and regulations. Our failure to comply with these laws and regulations could subject us to civil and criminal penalties, harm our reputation and materially adversely affect our business, financial condition and results of operations.

Doing business in Mexico and other foreign corporations requires us to comply with the laws and regulations of numerous jurisdictions. These laws and regulations place restrictions on our operations and business practices. In particular, we are subject to the FCPA, which generally prohibits companies and their intermediaries from providing anything of value to foreign officials for the purpose of obtaining or retaining business or securing any improper business advantage, along with various other anti-corruption laws. As a result of doing business in Mexico, we are exposed to a heightened risk of violating anti-corruption laws. Although we have implemented policies and procedures designed to ensure that we, our employees and other intermediaries comply with the FCPA and other anti-corruption laws to which we are subject, there is no assurance that such policies or procedures will work effectively all of the time or protect us against liability under the FCPA or other laws for actions taken by our employees and other intermediaries with respect to our business or any businesses that we may acquire. Any continued international expansion, and any development of new partnerships and joint venture relationships worldwide, increase the risk of FCPA violations in the future.

Violations of anti-corruption laws, export control laws and regulations, and economic sanctions laws and regulations are punishable by civil penalties, including fines, as well as criminal fines and imprisonment. If we fail to comply with the FCPA or other laws governing the conduct of international operations, we may be subject to criminal and civil penalties and other remedial measures, which could materially adversely affect our business, financial condition, results of operations and liquidity. Any investigation of any potential violations of the FCPA or other anti-corruption laws, export control laws and regulations, and economic sanctions laws and regulations by the United States or foreign authorities could also materially adversely affect our business, financial condition, results of operations and liquidity, regardless of the outcome of the investigation.

Our operations may be effected by social instability in Mexico.

Because we have Mexican operations, we are subject to social instability risks which could materially adversely affect our business and our results of operations. Specifically, our business is exposed to the risk of crime that is currently taking place in certain areas in Tijuana. Recent increases in kidnapping and violent drug related criminal activity in Mexico, and in particular Mexican States bordering the United States, may adversely affect our ability to carry on business safely.

Risks Related to Our Common Stock

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company's securities. There can be no assurance that a public trading market for the Company's common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the OTCQB. We intend, upon the effectiveness of the registration statement of which this prospectus is a part, to engage a market maker to apply for quotation on the OTCQB. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB; nor can there be any assurance that such an application for quotation will be approved. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCQB and as a result, an investor may find it difficult to dispose of any shares purchased hereunder. Because there is none and may be no public market for the Company's stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company's common stock is eligible for quotation on the OTCQB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any Shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of a market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

The price of the common stock we are offering by means of this prospectus was arbitrarily determined and bears no relationship to our actual value.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.50 per share for the shares of common stock we are offering was arbitrarily determined.  The facts considered in determining the offering price were our limited operating history, our financial condition and prospects, the general condition of the securities market, and our capital structure.  The offering price bears no relationship to our book value, assets or earnings, or any other recognized criteria of value.  The offering priced should not be regarded as an indicator of the future market price of our common stock.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a "penny stock", and we will become subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule". This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Directors owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Director Roberto Valdes, and Jason A. Sunstein Family Investments, LLC, controlled by our Vice President and Director Jason Sunstein, together own 7,250,000 shares of common stock, or approximately 73% of our outstanding voting securities. As a result, currently, and after the offering, they will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Because our Directors hold a majority of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Directors, Roberto Valdes and Jason Sunstein, control approximately 73% of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus we had 10,049,150 shares of common stock outstanding. Accordingly, we may issue approximately 65,000,000 additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which we relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTCQB, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

●	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

●	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

●	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

●
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; an

●	reduced disclosure about the emerging growth company's executive compensation arrangements

An emerging growth company is also exempt from Section 404(b) of the Sarbanes Oxley Act which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

●	the first fiscal year following the fifth anniversary of this offering,

●	the first fiscal year after our annual gross revenues are $1 billion or more,

●	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

●	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see "Where You Can Find More Information" elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than three hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTCQB, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.. We do not intend to employ any material amount of the contemplated offering to discharge any current or future indebtedness of the Company. Moreover, we do not intend to use any proceeds of the offering to acquire any significant assets or acquire another entity.

The principal purposes of this offering are to obtain additional working capital and to facilitate future access to public equity markets. As of the date of this prospectus, we have no specific plans to use the net proceeds from this offering other than as set forth below.

We intend to use the net proceeds from this offering primarily to:

●	Increase our online sales and marketing activities; and

●	Fund our real estate development projects, including payment of formal subdivision and title insurance, permitting, easement fees, initial infrastructure costs, and engineering costs.

We have not determined the amount of net proceeds to be used specifically for each of the foregoing purposes.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would use any available funds raised in the following order of priority:

●	for general administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;

●	for developing our advertising and marketing campaign; and

●	for salaries for our Chief Executive Officer and the hiring of additional full-time employees.

We will not receive any proceeds from the sale of common stock by the selling shareholders.

DETERMINATION OF THE OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering. The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered in determining the offering price were:

●	Our limited operating history;
●	Our financial conditions and prospects;
●	The general condition of the securities market, including the history and prospects for the industry in which we compete;
●	Our current capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

If you invest in our common stock in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. As of June 30, 2016, we had a net tangible book value of approximately $0.08 per share of common stock.

The following table illustrates the per share dilution which will be experienced by investors in this offering based upon the number of shares sold in this offering:

Shares outstanding at June 30, 2016	10,049,150	10,049,150	10,049,150
Shares sold in this offering	1,000,000	2,000,000	4,000,000
Shares outstanding after offering	11,049,150	12,049,150	14,049,150

Net tangible book value per share as of June 30, 2016
	$0.08	$0.08	$0.08
Public offering price per share	$0.50	$0.50	$0.50

As adjusted net tangible book value per share after this Offering	$0.12	$0.16	$0.20

Dilution per share to investors in this Offering	$0.38	$0.34	$0.30

Gain to existing shareholders	$0.04	$0.08	$0.10

Share ownership by investors in this Offering	9%	17%	26%

Share ownership of existing shareholders	91%	83%	74%

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management's Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

As of October 31, 2016 we had:

●	Conducted market research to identify potential home buyers in the United States, Canada, Europe, and Asia. Developed marketing materials in print media and online;

●	Developed an interactive website for visitors to view condominium and villa options and allow customization; and

●	Constructed our resort entrance and sales and security office for the Oasis Park resort.

Plan of Operations

The following is our plan of operation, all of which involve the Oasis Park resort, for the two years ending November 30, 2018:

		Estimated
		Months to
Activity	Estimated Cost	Complete (1)

Create website search engine optimization and search engine marketing
campaigns. Create online help center with live chat functionality.	$10,000	Two

Submit a formal subdivision application to local government authority	$50,000	Three

Complete an environmental impact study	$100,000	Six

Submit all technical and engineering drawings for review and approval	$75,000	Twelve

Have all lots formally created with Tax I.D. numbers, obtain required
construction bonds	$50,000	Eighteen

Construction of unpaid interior roads	(2)	Six

Continue lot sales	Commissions only,	N/A
	no cost to Company

Construction of model home	$150,000	Three

Construction of marina including docks, clubhouse and storage	$550,000	Four

(1)	The time to complete each phase listed below will begin when funding for that phase is obtained.
(2)	The Oasis Park Resort is a self-contained, solar powered green community. Lot owners are responsible for power, water and sewage.

If we are unable to raise the capital we require by our Plan of Operations, our development of the Oasis Park resort will be delayed or we may need to change our development plans for this property.

We plan to begin the development of the Valle Divino resort during the third quarter of 2017.

Results of Operations

For The Year Ended December 31, 2015 and for the Year Ended December 31, 2014.

For the year ended December 31, 2015 we had gross revenues of $51,756 which was derived and total operating expenses of $335,401 consisting of advertising and marketing of $71,066, general and administrative fees of $258,001, professional fees of $6,334,  and consequently a net loss of $283,645 for the year.

For the year ended December 31, 2014 we had gross revenues of $172,393 and total operating expenses of $465,253 consisting of advertising and marketing of $216,037, professional fees of $2,624, and general and administrative fees of $246,592, and consequently a net loss of $207,253 for the year.

Material changes in line items in our Statement of Operations for the year ended December 31, 2015 as compared to the same period last year, are discussed below:

Item	Increase (I) or Decrease (D)	Reason

Sale of Lots	D	We were focused on construction during 2015 and this resulted in a decrease in lot sales compared to 2014. Lot sales increased significantly during the six months ended June 30, 2016.

Other Income	I	We had rental income from a specialized travel agency during 2015. We did not have similar income in 2014.

Advertising and Marketing	D
With a focus on construction during 2015, there was a decrease in advertising and marketing.  Since we often issue shares of our common stock to lot purchasers, marketing expenses decrease if lot sales decline as the value of stock issued to lot purchaser is recorded as a marketing expense.

Material changes in line items in our Statement of Operations for the six months ended June 30, 2016 as compared to the same period last year, are discussed below:

Item	Increase (I) or Decrease (D)	Reason

Sale of Lots	I	We increased our advertising and marketing expenses which resulted in an increase in lot sales for the period ended June 30, 2016.

Advertising and Marketing	I
With construction operations stabilized, we were able to spend additional resources for advertising and marketing.   In addition, since we often issue shares of our common stock to lot purchasers, marketing expenses increase it lot sales increase as the value of stock issued to lot purchasers is recorded as a marketing expense.

General and Administrative	D	We continue to monitor and actively work to reduce corporate overhead.

It is the intention of the Company to continue to market our existing lots for sale in the Oasis Park Phase of the Development.

The factors that will most significantly affect future operating results will be:

●	the sale price of our lots, compared to the sale price of lots in other resorts in Mexico;

●	the cost to construct a home on our lots, and the quality of the construction;

●	the quality of our amenities; and

●	the global economy and the demand for vacation homes.

Other than the foregoing we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our revenues or expenses.

Capital Resources and Liquidity

For The Year Ended December 31, 2015 and for the Year Ended December 31, 2014

As at December 31, 2015 the Company had cash on hand of $2,414, total assets of $3,391,852, total liabilities of $47,000 and stockholders' equity of $3,344,852.

As at December 31, 2014 the Company had cash on hand of $903, total assets of $3,547,499, total liabilities of $69,850, and stockholders' equity of $3,477,499.

The Company has no agreements in place with its shareholders, officers and directors or with any third parties to fund operations beyond the end of the Company's 2015 year ended December 31, 2015. The Company has not negotiated nor has available to it any other third party sources of liquidity.

Our material sources and <uses> of cash during the years ended December 31, 2014 and 2015 were:

	2014	2015

Cash (used in) provided by operations	$(292,860)	$(283,645)

Sale of common stock	123,116	151,964

Our material sources and <uses> of cash during the six months ended June 30, 2015 and 2016 were:

	2015	2016

Cash (used in) provided by operations	$(279,734)	$(250,237)

Sale of common stock	253,723	297,576

Other than the development of our two resort properties in Mexico, we do not anticipate any material capital requirements for the twelve months ending December 31, 2017.

Other than as disclosed above, we do not know of any trends, demands, commitments, events or uncertainties that will result in, or that are reasonable likely to result in, our liquidity increasing or decreasing in any material way.

Other than as disclosed above, we do not know of any significant changes in our expected sources and uses of cash.

We do not have any commitments or arrangements from any person to provide us with any equity capital.

See the financial statements included as part of this prospectus for a description of our significant accounting policies.

In order to implement our plan of operations for the next twelve month period, we require a minimum of $300,000 of funding from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we are unable to obtain additional capital, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We are highly dependent on the success of this offering to execute upon our proposed plan of operations. If we are unable to raise the funds required for a particular activity we will need to suspend one or more of the activities outlined above until sufficient funding becomes available.  If we are unable to raise sufficient funds through this offering or obtain alternate financing, we may never complete the development of our projects and become profitable. In order to become profitable we may still need to secure additional debt or equity funding above and beyond what we are seeking to raise through this offering. To such end, we hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, it may not raise the required funding. We do not have any plans or specific agreements for new sources of funding at present.

Since our inception, we have devoted substantially all of our efforts to the development of our resorts in Mexico   We have generated limited revenues from our operations and therefore lack meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations for the next 12 months, we need a minimum of $300,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirement.

While we have minimal revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand. We anticipate over the next 12 months the cost of being a reporting public company will be approximately $20,000.

If only a small number of shares are sold we would  need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we  have only limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, we will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company.  Our management will have to spend additional time on policies and procedures to make sure we are compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement our business plan.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2016. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management's report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of the date of this prospectus we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

BUSINESS

Corporate History

We are based in San Diego, California, and were incorporated in Wyoming on September 26, 2013.
On June 30, 2011, International Land Alliance, SA De CV ("ILA Mexico") was formed as a Mexican corporation.  On October 1, 2013 Roberto Jesus Valdez, Jason A. Sunstein and Elizabeth Roemer transferred the Oasis Park and Valle Divino real estate projects to ILA Mexico in exchange for 7,500 shares of ILA Mexico.  On October 1, 2013, we issued 3,750,000 shares of our common stock to Roberto Jesus Valdez, 3,750,000 shares of our common stock to Jason Sunstein and 1,000,000 shares of our common stock to Elizabeth Roemer in exchange for all of the outstanding shares of ILA Mexico.

At the time of our acquisition of the ILA Mexico (i) the only assets of ILA Mexico were the Oasis Park and Valle Divino real estate projects, and (ii) ILA Mexico did not have any liabilities.

On October 1, 2013 Jason Sunstein transferred his 3,750,000 shares to Jason A.Sunstein Family Investments LLC.  Jason Sunstein Family Investments, LLC subsequently transferred 250,000 shares of common stock to two unrelated persons.

As a result of this transaction, ILA Mexico became our wholly owned subsidiary.

Overview

We are a residential land development company with target properties located primarily in the Baja California Norte region of Mexico. Our principal activities are purchasing properties, obtaining zoning and other entitlements required to subdivide the properties into residential and commercial building lots, securing financing for the purchase of the lots, improving the properties' infrastructure and amenities, and selling the lots to homebuyers, retirees, investors and commercial developers. We offer the option of financing (ie. taking a promissory note from the buyer for all or part of the purchase price) with a guaranteed acceptance on any purchase for every customer.

In addition to the sale of building lots, we will offer and sell modular home kits which are manufactured by TheirModular, LLC, a company located in Mexicali, Mexico.  A modular home kit consist of all material necessary to construct a modular home.  We will purchase the kits from TheirModular and resell the kits to lot owners wanting to place a modular home on their lot.  TheirModular will be responsible for the construction of the mobile homes.

To begin selling residential lots in Mexico, a project needs to have a Preliminary Feasibility Permit.  The Oasis Park Preliminary Feasibility Permit was granted in 2014, which allows us to sell lots without having a subdivision formally approved by the local government.

However, there are a number of reasons why we plan to have the Oasis Park Resort formally approved as a subdivision, including the following:

●	Credibility, particularly with the local, state and federal governments;

●	With subdivision approval, each lot will be assigned a Tax I.D. number. The issuance of Tax I.D. numbers for each lot allows:

▪	separate taxation for each lot;

▪	the ability to obtain title insurance policies for each lot

▪	a lot to serve as collateral for a buyer that wants to finance the cost of the lot and/or the cost of constructing a building on a lot;

▪	two or more lots to be sold to developers or investors; and

▪	separate billing for Home Owners' Association fees.

Having the ability to deliver title policies at the closing of a lot sale is a significant marketing advantage, particularly in the case of U.S. and Canadian buyers.
For buyers that desire to finance the cost of a lot and constructing a building on the lot, having a Tax I.D. number for the lots allows a lender to secure the amount loaned with a mortgage.  We will offer to self-finance the cost of a lot for buyers wanting this option.

Initially, we will be the manager of the Oasis Park Resort Home Owner's Association.  The collection of HOA from the home owners will be a source of revenue for us.

To obtain subdivision approval, we must:

●	submit a subdivision application to the local government authority;

●	complete an environmental impact study;

●	submit all technical and engineering drawings for review and approval;

●	have all lots formally created with Tax I.D. Numbers; and

●	obtain required construction bonds.

We anticipate the subdivision approval process, including the environmental impact study, will cost approximately $325,000 and will be completed within 24 months after we raise the $325,000.  However, we will not know the costs of compliance with environmental laws until the environmental impact study is completed.

At present, we plan to only sell lots.  We do not intend to construct improvements on the lots.

Our Properties

The Oasis Park Resort and Valle Divino projects, owned by our subsidiary, ILA Mexico, will be developed as a second home resort or retirement destination in a planned community setting.

Oasis Park

Oasis Park Resort is a 497-acre master planned real estate community located on the Sea of Cortez in San Felipe, Baja California, Mexico, three hours south of San Diego, California,  The project offers 180-degree sea and mountain views from every home site and has 2,000 feet of sandy beach frontage on the Sea of Cortes.  The property has a gradual slope (approximate 8% grade) from its western boundary to the Sea of Cortes.  As of January 31, 2017 the resort entrance and a sales and security office had been constructed on this property.

Oasis Park Resort is being developed as an ecotourism and green community to coincide with the unique, natural amenities that only Baja California provides. There are 1,344 residential home sites that are approximately 1/4 acre each, with lots starting as low as $35,000.00. In addition to the residential lots, there will be lots for an RV park with full hook-ups, a boutique hotel, a spacious commercial center and a nautical center with a boat launch.

As of June 30, 2016, we have received approximately $ 493,000 from the sale of 18 lots in the Oasis Park resort.

In almost all cases we issue shares of our restricted stock to lot purchasers as an inducement to purchase the lots.

Information regarding shares issued to lot purchasers are shown below:

	Number of	Gross revenue	Shares issued to	Sales Expense for shares
Period	lots sold	from lot sales	purchasers of lots	issued (1)

December 31, 2014	7	$175,000	271,650	$106,229
December 31, 2015	1	$42,500	50,000	$49,500
June 30, 2016	10	$275,555	550,000	$274,430

(1)	Recorded as marketing expense.

On October 1 2013 we signed an agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V., an architectural and planning firm controlled by Roberto Jesus Valdes, one of our officers and directors.  Pursuant to the agreement, Grupo Valcas will provide a conceptual site plan for the Oasis Park project (which will include buildings and lot layouts, final grades for lots, streets and common areas, drainage, locations of buildings on lots, slab or floor elevations, delineation of off-street parking and open space/recreation areas), as well as construction management for common areas and commercial buildings.

Grupo Valcas will also be responsible for obtaining all federal, state and municipal permits required for the project.

For its services, Grupo Valcas was paid $100,000 in cash and was issued 28,000 shares of our Series A preferred stock.  Each Series A preferred share is convertible, at the option of Grupo Valcas, at any time into 100 shares of our common stock.  At any time on or before October 1, 2018 we may redeem the preferred shares at a price of $100 per share.

Valle Divino

Valle Divino is a 20-acre project comprising of 123 residential and commercial lots. The Valle Divino project is located east of the Bajamar Ocean Front Hotel and Golf Course, fifty miles south of San Diego, California, in Ensenada, Baja California, Mexico.

The property will be subdivided into 123 residential lots, approximately 1/10 of an acre in size, with lots starting at $29,000.  The property has a gradual slope (approximate 8% grade) and is approximately five miles from the Pacific Ocean.  As of January 31, 2017 there were no improvements on this property.

As of January 31, 2017, we had not retained Grupo Valcas to provide us with any services with respect to this property.

Industry Overview

Mexico's real estate industry has been experiencing a new wave of growth brought about by the creation of investment trusts, significant changes in regulations, competitive land prices and the economic development of new business centers across the country.

According to The Mexican Association of Real Estate Professionals, the sector is expected to see a growth of 6% in 2014, which, according to its president, Martha Ramirez Gallegos, will exceed the predicted 2.77% GDP growth for this year.

In a recent annual survey conducted by The Association of Foreign Investors in Real Estate- (AFIRE) Mexico was listed as the third highest emerging country for commercial real estate investments, following China and Brazil. Without a doubt, this real estate boom is reflected in the growing number of residential, commercial and industrial construction projects being carried out in cities throughout Mexico.

Market Opportunity

For years, U.S. & Canadian retirees have flocked to Mexico as an alternative overseas retirement destination that was affordable, offered desirable weather and was close to their communities of origin in North America. These attributes have made Mexico the top overseas retirement destination for older Americans, resulting in a building boom that reached its peak in 2005/06 and stretched from Playas de Tijuana-Rosarito and Los Cabos along the Baja California peninsula, and from Puerto Peñasco, Sonora to Mazatlán, Sinaloa. In southern Mexico, the real estate focus has been on expanding the Cancún corridor to the Riviera Maya.

Mexico remains a viable retirement option for Americans aged 50 years and over, offering a reduced cost of living, lower health care expenses, and proximity to friends and family in the United States. In addition, over half of survey respondents observed that their motivation to purchase a home in Mexico was based on their desire to have a home on or near the coast that would otherwise be unattainable in the United States.

In addition to U.S. and Canadian citizens, Baja California has seen a noticeable increase in business from Japan and Europe. With the interest in Baja expected to continue along with Mexico's overall economic growth, we will be well positioned to offer prospective homebuyers and investors a luxurious residence with breathtaking views for an affordable price.

Target Market

The Oasis Park and Ville Divino projects will be marketed toward residents of the United States and Canada. Specifically, we will target the influx of Maquiladoras (manufacturing facilities) moving to Mexico as well as the residents of California, Texas, Arizona and Washington for the purpose of appealing to their need for a second home or retirement property. The targeted market includes residents making over $50,000 or a combined household income of $150,000.

Our target home buyers are typically professionals who own an existing property. Many are married without children or married with several children. The target audience enjoys a vacation away from home and often seeks information regarding villas or condominiums as a second home or vacation destination. We plan to provide them with an affordable location for a vacation home in a community that surpasses all of their expectations.

Growth Strategy

We believe that growth of homebuilders in Mexico has created opportunities for smaller companies with long-term experience and relationships in their local markets. We believe that we can utilize our many strengths to benefit our target market. These strengths include:

●	better knowledge of local demand;

●	superior understanding of the entitlement and acquisition process;

●	affordable high quality homes and aggressive marketing;

●	long term relationships with local regulatory authorities, land owners, designers and contractors; and

●	faster and less cumbersome financing processes.

It is our plan to utilize these advantages to move more quickly and address the needs of those in our target market, especially retirees looking to purchase a home in Mexico.

Competition

The Mexican public real estate market is fragmented and highly competitive. We compete with numerous developers, builders and others for the acquisition of property and with local, regional and national developers, homebuilders and others with respect to the sale of residential properties. We also compete with builders and developers to obtain financing on commercially reasonable terms.

The Company is also subject to competition from other entities engaged in the business of resort development, sales and operation, including vacation interval ownership, condominiums, hotels and motels. Some of the world's most recognized lodging, hospitality and entertainment companies have begun to develop and sell resort properties in the Baja California area. Many of these entities possess significantly greater financial, marketing and other resources than those of the Company. Management believes that recent regulatory developments in the electricity industry and overall growth in the Mexican economy will increase competition in the real estate investment industry.

Research & Development

The company is in the process of developing the Oasis Park and Valle Divino properties, as well as developing their marketing and sales strategy. The company is also developing an interactive website and help center to answer questions from potential home buyers.

Intellectual Property

We currently have no patents, copyrights, trademarks and/or service marks, nor do we have any plans to file applications for such rights.

Government Regulation

The housing and land development industries are subject to increasing environmental, building, zoning and real estate sales regulations by various authorities. Such regulations affect home building by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design. Some regulations affect development activities by directly affecting the viability and timing of projects.

We must obtain the approval of numerous governmental authorities that regulate such matters as land use and level of density, the installation of utility services, such as water and waste disposal, and the dedication of acreage for open space, parks, schools and other community purposes. If these authorities determine that existing utility services will not adequately support proposed development, building moratoria may be imposed. As a result, we use substantial resources to evaluate the impact of government restrictions imposed upon new residential development. Furthermore, as local circumstances or applicable laws change, we may be required to obtain additional approvals or modifications of approvals previously obtained or we may be forced to stop work. These increasing regulations may result in a significant increase in resources between our initial acquisition of land and the commencement and the completion of developments. In addition, the extent to which we participate in land development activities subjects us to greater exposure to regulatory risks.

Additionally, the Mexican real estate industry is subject to substantially different regulation than the U.S. real estate industry. The Mexican constitution of 1917 prohibited foreign ownership of residential real property within approximately 31 miles (approximately 50 km) of any coastline and 62 miles (approximately 100 km) of its natural borders. All of Baja California is included in this "restricted zone." In 1971 (further expanded in 1989 and 1993) provisions were made for a mechanism that would allow foreigners to own property in the "restricted zone." Within the "restricted zone," a foreigner can purchase the beneficial interest in real property through a bank trust or "fideicomiso." Thus, virtually all property in Mexico is available for purchase by foreigners, keeping in mind that the fideicomiso, or bank trust, must be used when acquiring property within the restricted zone.

In this bank trust, the buyer of the property is designed as the "fideicomisario" or the beneficiary of the trust. While legal title is held by the bank, (specifically the trustee of the trust or the "fiduciario,") the trustee must administer the property in accordance with the instructions of the buyer (the beneficiary of the trust). The property is not an asset of the bank and the trustee is obligated to follow every lawful instruction given by the beneficiary to perform legal actions, i.e. rent it, make improvements, sell it, etc.

As long as the foreign buyer of the property adheres to laws and ordinances of Mexico and agrees not to invoke the protection of the government of his country, he may exercise the same rights as a Mexican national with regard to the use of his property.

Our properties are held by our wholly-owned subsidiary, International Land Alliance, SA de CV, a Mexican corporation and, thus, are not considered foreign owned.

For the Oasis Park Resort, and as mentioned above under the caption "Overview", we need to obtain subdivision approval from the Ensenada Building Authority.  We need the approval from the same government agency to construct the model home, the marina and any other commercial improvements.  For the Valle Divino project, we will need to obtain a Preliminary Feasibility Permit and subdivision approval from the Ensenada Building Authority.

Employees

As of the date of this prospectus, we had three employees, all of whom were our executive officers. We may in the future rely on independent contractors to assist us in marketing and selling our products.

Mr. Valdes and Mr. Sunstein are not currently bound by agreements for any specific employment term or covenants not to compete. However, we may enter into employment agreements with these persons which will have appropriate non-competition provisions.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

Properties

Our principal executive offices are located at 350 10th Ave., Suite 1000, San Diego, CA 92101. Mr. Sunstein personally leases the office space and currently offers the space to the Company as its corporate office free of charge.

We, through our wholly owned subsidiary, International Land Alliance, SA de CV, are in the process of developing two residential real estate projects in the Baja California Norte region of Mexico. Our Oasis Park project, a 497-acre resort community, is located just south of San Felipe, Baja California. Our Valle Divino project, a 20 acre project consisting of residential and commercial lots, is located in Ensenada, Baja California.

Change in Accountants

Effective August 8, 2016, K. Brice Toussant withdrew his registration with the Public Company Accounting and Oversight Board (the "PCAOB").  As a result of his withdrawal from the PCAOB, Mr. Toussant resigned as our independent public accountant.

Mr. Toussant's report on our financial statements as of and for the two years ended December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that, in his report on our financial statements for the two years ended December 31, 2015, Mr. Toussant expressed substantial doubt as to our ability to continue as a going concern.

During our two fiscal years ended December 31, 2015, and during the subsequent interim period ended August 8, 2016, there were no disagreements with Mr. Toussant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mr. Toussant, would have caused him to make reference to the subject matter of the disagreement in connection with his reports on our financial statements for the two years ended December 31, 2015.

On December 13, 2016 , we retained Patrick D. Heyn, CPA, P.A. as our new independent registered public accounting firm. Effective January 1, 2017, Soles, Heyn & Company, LLC succeeded to the registration status of Patrick Heyn.  During our two most recent fiscal years and in the subsequent interim period through December 13, 2016, we did not consult with Patrick D. Heyn, or Soles, Heyn & Company regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements.

MANAGEMENT

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company's shareholders. Each officer holds office for such term and exercises such powers and perform such duties as are determined by the Board of Directors.

Name	Age	Position
Roberto Jesus Valdes	48	President, Principal Executive Officer and a Director
Jason Sunstein	44	VP Finance, Principal Financial and Accounting Officer and a Director
Lisa Landau	53	Chief Operations Officer

Roberto Jesus Valdes

Mr. Valdes has been the President of Grupo Valcas, Baja Residents Club, S.A. de, C.V. since 2004, and was the Assistant in the Grupo Valcas Design Department from 1989 to 1991. From 1991 through 2004, Mr. Valdes was a member of the Board of Directors, DUBCSA – Bajamar Ocean Front Resort Master Developer. During his term as a Director, he acted as Project Director for Grupo Valcas. His projects have included:

●	La Serena Condominiums, Ensenada, 1992-1994

●	La Quinta Bajamar Condominiums, Ensenada, 1994-1996

●	Oceano at Bajamar residential development, Ensenada, 1996-1998

●	Oceano Diamante residential development, Ensenada, 2000

●	Costa Bajamar condominiums, Ensenada, 2004-2005

Mr. Valdes has been one of our officers and directors since October 2013.

Jason Sunstein

Mr. Sunstein brings finance, mergers and acquisitions and general management experience. Since 1989, he has participated in a broad variety of both domestic and international structured investments and financings, ranging from debt and preferred stock to equity and developmental capital across a wide variety of infrastructure and corporate financings. He has been involved in numerous start-ups, turnarounds and public companies. Mr. Sunstein serves as on the Board of Directors of several public and private companies, as well as the Advisory Board for the National Nutrition Reform, a non-profit company in San Diego, California. He attended San Diego State University where he majored in Finance and has held NASD Series 7 (General Securities Representative) and Series 63 licenses.

Mr. Sunstein has been one of our officers and directors since October 2013.  Between February 2012 and July 2014 Mr. Sunstein was Vice President of Earth Dragon Resources, Inc., a company involved in plasma and wound therapy.  Between January 2009 and January 2012 Mr. Sunstein was Vice President of Santeon Group, Inc., a firm involved in software development.

Lisa Landau

Ms. Landau joined the Company in January 2014.  Previously, she founded Enduralite Lighting Technologies, LLC in 2012. She then created Intelligent Lighting Corp in 2013 to bring together complimentary lighting products and services. Prior to this, she spent 10 years with the Oasis of Hope Cancer Treatment Centers in Tijuana, Mexico, and Irvine, California as Director of Operations.  Prior to joining Oasis of Hope, Ms. Landau was also an integral part of the sales and marketing of the original PowerDisc prototype and the early international marketing campaign that showcased Muhammad Ali as a director and spokesperson.  Ms. Landau also attended Thomas Jefferson School of Law in San Diego, California with an emphasis in international trade. Ms. Landau has an accounting and finance background with extensive experience in the mortgage industry. She has also been a licensed California real estate agent since 2005 specializing in the residential and commercial markets in San Diego County.

All of our officers, with the exception of Mr. Valdez, devote all of their time to our business. Mr. Valdes devotes approximately 140 hours each month to our business.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Potential Conflicts of Interest

 Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

 Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Related Party Transactions

See the "Business" section of this prospectus for information concerning the acquisition of our Mexico properties and our agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V., a firm controlled by Roberto Jesus Valdes.

On November 1, 2013 50,000 shares each were issued to James Ammons, Gilbert Fuentes, Lisa Landau and Bryan Beglinger, for a total of 200,000 shares. These shares were issued as consideration for the services provided to the company.

Our current corporate offices are located at 1501 India Street, Suite 103109, San Diego, California 92101. These offices are provided free of charge by Jason Sunstein, one of our current officers and directors. Mr. Sunstein personally leases the office space and currently offers the space to the Company as its corporate office free of charge. If we are able to raise sufficient capital through this offering, we plan to seek to lease a larger, dedicated space.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

●
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

The following table presents information concerning the compensation awarded to, earned by, or paid to the named executive officers for services rendered for the two years ended December 31, 2016 .

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Roberto Jesus Valdez, President, Director	2016 2015	150,000 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Jason Sunstein, VP Finance, Director	2016 2015	150,750 34,460	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Lisa Landau, Chief Operations Officer	2016 2015	10,990 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No compensation has been paid to our directors in their capacity as such.

PRINCIPAL SHAREHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name	# of Shares of Common Stock	Percentage
Roberto Jesus Valdes	3,750,000	37%
Jason Sunstein*	3,500,000	35%
Lisa Landau	50,000	0.05%
Elizabeth Roemer	1,000,000	10%
All Exec. Officers and Directors as a group (3 persons)	7,300,000	73%

*	Jason A. Sunstein Family Investments, LLC is the record holder of these shares. Jason Sunstein controls Jason A. Sunstein Family Investments, LLC.

SELLING SHAREHOLDERS

The shares of Common Stock being offered for resale by the selling shareholders consist of 710,000 shares of the Company's common stock held by 10 shareholders. It is possible that the selling shareholders will not sell any or all of the Securities offered under this prospectus. We have been advised that there are currently no agreements, arrangements or understandings with respect to the sale of any of the Securities registered herein. Except as noted in the footnotes to the selling shareholder table, we have assumed that the selling shareholders will sell all of the Securities held by them and, therefore, will hold no shares following the offering. Except as noted in the footnotes to the selling shareholder table, each selling shareholder has requested that their full allotment of shares be registered for resale in this offering.

Each selling shareholder has represented to us that such selling shareholder is neither a broker-dealer nor an affiliate of a broker-dealer. Each selling shareholder has indicated to us that neither it nor any of its affiliates has held any position or office or had any other material relationship with us in the past three years.

The following table sets forth the names of the selling shareholders, the number of shares of Common Stock beneficially owned by each of the selling shareholders and the number of shares of Common Stock being offered by the selling shareholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

The shares beneficially owned have been determined in accordance with rules promulgated by the U.S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The selling shareholders may be deemed underwriters.

All of the Securities offered under this prospectus were acquired by the selling shareholders in a Private Placement conducted by the Company in April 2015. The Securities sold to the selling shareholders were sold pursuant to exemptions from registration, including Section 4(a)(2) of the Securities Act.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Sold	Amount Beneficially Owned After Offering
Laure E. Arnold Spendthrift Trust (1)	30,000	30,000	0
1431491 Alberta Ltd.(2)	100,000	100,000	0
Robert Dittrich	250,000	250,000	0
George Kennedy	10,000	10,000	0
Kristen Lang	10,000	10,000	0
Sandar Rassas	10,000	10,000	0
Shaun Sweiger	50,000	50,000	0
Moses Van Hove	250,000	250,000	0
TOTAL	710,000	710,000	0

(1)	Larry Arnold is the Trustee for this Trust.
(2)	Elizabeth Attfield controls 1431491 Alberta Ltd.

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

None of the selling shareholders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or

●	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates

●	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

This Prospectus relates to the sale of 4,000,000 common shares by the Company and 710,000 shares by the selling shareholders.

We will sell the common shares offered by the company ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Roberto Jesus Valdes, the Company's Chief Executive Officer and Director. Mr. Valdes will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Valdes. Mr.Valdes is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Valdes primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Valdes has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 4,710,000 shares being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

We are registering the Securities issued to the selling shareholder to permit the resale of these Securities by the holders of the Securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The selling shareholders may sell some or all of their shares at a fixed price of $0.50 per share until our shares are quoted in the OTCQB and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

-   Make a suitability determination prior to selling penny stock to the purchaser;

-   Receive the purchaser's written consent to the transaction; and

-   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

OTCQB Considerations

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter "piggyback" quotes and our securities will thereafter trade on the OTCQB.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC's order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB Marketplace has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in this marketplace is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTCQB will allow liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTCQB rather than on NASDAQ. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the marketplace's service. For these securities, there only has to be one market maker.

These transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on this marketplace, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because these stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTCQB.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTCQB. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: AL, CA, IL, KY, LA, MT, NH, NY, PA, TN and VA.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $0.001 par value per share. As of the date of this prospectus, there were 10,049,150 shares of common stock issued and outstanding.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as our transfer agent.

Preferred Shares

Our articles of incorporation provide for the issuance of 100,000 shares of preferred stock, par value $0.001.

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof.  Each series of preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our Board of Directors. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

As of the date of this prospectus, there were 28,000 Series A Preferred shares outstanding. These preferred shares carry a preference regarding the payment of dividends over common stock. The shares of preferred stock are prior in right to common stock in the event of the liquidation. The Series A preferred shares are not entitled to any dividends.

Each Series A Preferred share is convertible, at the option of the holder, at any time, into 100 shares of our common stock.  At any time on or before October 1, 2018 we may redeem the preferred shares  at a price of $100 per share. We are required to inform the holder of the preferred shares in writing within three business days of the close of a lot sale.

Dividend Policy

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Shares Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

As of the date of this prospectus we had 10,049,150 outstanding shares of common stock. Of this amount, upon the effective date of the registration statement of which this prospectus is a part, 710,000 shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 of the Securities and Exchange Commission.

The remaining 9,339,150 shares will be restricted from sale pursuant Rule 144 until 90 days after the date of this Prospectus.

Availability of Rule 144

Rule 144, promulgated under the Securities Act of 1933 allows for the public resale of restricted and control securities if a number of conditions are met. Meeting the conditions includes holding the shares for a certain period of time, having adequate current information, looking into a trading volume formula, and filing a notice of the proposed sale with the SEC.

In general, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale, (ii) we are subject to the Exchange Act periodic reporting requirements and have filed all required reports for a least 90 days before the sale, and (iii) we are not and have never been a shell company (a company having no or nominal operations and either (1) no or nominal assets, (2) assets consisting solely of cash and cash equivalents, or (3) assets consisting of any amount of cash and cash equivalents and nominal other assets). If we ever become a shell company, Rule 144 would be unavailable until one year following the date we cease to be a shell company and file Form 10 information with the SEC ceasing to be a shell company, provided that we are then subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials), other than Form 8-K reports.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of our common stock then outstanding, ; or

-	The average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

At the expiration of the one-year holding period, a person who was not one of our affiliates at any time during the three months preceding a sale would be entitled to sell an unlimited number of shares of our common stock without restriction. A person who was one of our affiliates at any time during the three months preceding a sale would remain subject to the volume restrictions described above.

Sales under the Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

-
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

-
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such.

To the Board of Directors and Stockholders of
INTERNATIONAL LAND ALLIANCE, INC.:

We have audited the accompanying balance sheet of International Land Alliance, Inc. ("the Company") as of December 31, 2015 and the related statements of operations, changes in stockholder's deficit and cash flows for the two years ended December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Land Alliance, Inc. as of December 31, 2015 and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has not established any source of revenue to cover its operating costs and has a working capital deficit.  As of December 31, 2015, the Company does not have sufficient cash resources to meet its planned business objectives.  These and other factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plan regarding these matters is also described in Note 8 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ K. Bryce Toussaint

100 Crescents Court
Suite 700
 Dallas, TX 75201

April 20, 2016

INTERNATIONAL LAND ALLIANCE, INC.
CONSOLIDATED BALANCE SHEET

	December 31, 2014	December 31, 2015
ASSETS
Current Assets
Cash	$903	$2,414
Accounts Receivable	39,203	16,161
Prepaid Expense	2,660,000	2,527,000

Total Current Assets	2,700,106	2,545,575

Plant, Property and Equipment
Land	847,393	846,277

TOTAL ASSETS	$3,547,499	$3,391,852

LIABILITIES & EQUITY
Current Liabilities
Accounts Payable	$350	$--
Oasis Park Resort/San Felipe	69,500	47,000

Total Liabilities	69,850	47,000

Stockholders' Equity
Common Stock, 75,000,000 shares authorized,9,445,150	9,022	9,445
shares issued and outstanding as of December 31, 2015
(9,021,650 shares at December 31, 2014)
Preferred Stock, 100,000 shares
authorized, 28,000 shares issued and outstanding at
December 31, 2014 and 2015	2,800,000	2,800,000
Paid In Capital	967,479	1,117,904

Total Capital Stock	3,776,501	3,927,349
Retained Earnings	(5,992)	(298,852)
Net Income /(Loss)	(292,860)	(283,645)
Total Equity	3,477,649	3,344,852

TOTAL LIABILITIES & EQUITY	$3,547,499	$3,391,852

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended
	December 31, 2014	December 31, 2015
Revenue
Sale of Lots	$175,000	$42,872
Cost of Lots	(2,607)	(1,116)
Gross Profit	172,393	41,756
Other Income	--	10,000
Total Revenue	172,393	51,756

Operating Expenses
Advertising and Marketing	216,037	71,066
General & Administrative	246,592	258,001
Professional Fees	2,624	6,334

Total Expenses	465,253	335,401

Net (Loss)	$(292,860)	$(283,645)

Net loss per share, basic and diluted	$(0.03)	$(0.03)

Weighted average number of common
shares outstanding	8,737,496	9,037,483

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
	December 31, 2014	December 31, 2015

OPERATING ACTIVITIES
Net Income (Loss)	$(292,860)	$(283,645)
Adjustments to reconcile Net Income to net cash provided by operations:
Stock issued for marketing	94,094	50,242
Accounts Receivable	(39,203)	23,042
Prepaids	140,000	133,000
Accounts Payable	69,850	(22,850)
Net cash (used in) provided by Operating Activities	(28,119)	(100,211)

INVESTING ACTIVITIES
Property: Land
Net cash provided by Investing Activities	--	--

FINANCING ACTIVITIES
Additional Paid in Capital	20,000	101,229
Capital Stock: Common	9,022	423
Net cash provided by Financing Activities	123,116	151,964

Net cash increase for period	903	1,511
Cash and Cash equivalent at the beginning of the year	-	903
Cash at end of period	$903	$2,414

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
STATEMENT OF STOCKHOLDER'S EQUITY

	Common Stock		Preferred Stock		Paid in Capital	Accumulated Deficit	Stockholder's Equity
	Shares	Amount ($)	Shares	Amount ($)	Amount ($)	Amount ($)	Amount ($)

Balances December 31, 2013	8,700,000	$8,700	-	-	841,300	(5,992)	$844,008

Private Placement (Common)	50,000	$50	-	-	19,950		$20,000

Private Placement (Preferred)	-	-	28,000	$2,800,000			$2,800,000

Shares issued in connection with lot sales	271,650	272			106,229		$106,229

Accumulated Deficit	-	-	-	-			$-

Net Profit (Loss) 12/31/2014	-	-	-	-		$(292,860)	$(292,860)

Balances December 31, 2014	9,021,650	$9,022	28,000	$2,800,000	$967,479	$(298,852)	$3,477,649

The accompanying notes are an integral part of these financial statements

INTERNATIONAL LAND ALLIANCE, INC.
STATEMENT OF STOCKHOLDER'S EQUITY

	Common Stock		Preferred Stock		Paid in Capital	Accumulated Deficit	Stockholder's Equity
	Shares	Amount ($)	Shares	Amount ($)	Amount ($)	Amount ($)	Amount ($)

Balances December 31, 2014	9,021,650	$9,022	28,000	2,800,000	$967,479	(298,852)	3,477,649

Private Placement (Common)	373,500	$374	-	-	$100,925		$101,299

Private Placement (Preferred)	-	-	-	$-			$-

Shares Issued in connection with lot sales	50,000	50			$49,500		$49,500

Retained Earnings	-	-		-	-	$-	$-

Net Profit (Loss) 12/31/2015	-	-		-	-	$(283,645)	$(283,645)

Balances December 31, 2015	9,445,150	$9,445	28,000	$2,800,000	$1,117,904	$(582,497)	$3,344,852

The accompanying notes are an integral part of these financial statements

INTERNATIONAL LAND ALLIANCE, INC.
Notes to Financial Statements
For the Period Ended December 31, 2015

Note 1 – Business Organization, History, and Nature of Operations

International Land Alliance Inc. (the "Company") was incorporated in Wyoming on September 26, 2013 (inception). The Company is actively engaged in making strategic land acquisitions, developing residential communities and marketing and selling those properties to prospective home buyers, retirement seniors, and investors.

Since inception, the Company's primary activities have consisted of developing its business plan, raising capital, and recruiting and hiring its executive team.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America("USGAAP"), and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the "SEC").

Revenue Recognition

Revenue is derived primarily from sale of residential lots. Revenue is recognized when earned, as reasonably determinable in accordance with ACS 605-15-25, "Revenue Recognition."

The following are the conditions that must be met in order to recognize revenue: (i) the buyer's price is fixed or determinable as of the date of sale (presumably via executed final sales contract); (ii) the buyer has paid or is obligated to pay the seller based on nothing except the delivery of the lot (i.e. cannot be contingent on any other future events); (iii) the seller's obligation to the buyer significantly ends at the closing of the lot sale.

Land and Cost of Lots

Land was accounted for at its historical cost ($850,000) at the time it was acquired by International Land Alliance, SA De CV ("ILA Mexico"), the Company's subsidiary.  At the time of the acquisition of ILA Mexico by the Company on October 1, 2013 (i) the only assets of ILA Mexico were the Oasis Park and Valle Divino real estate projects, and (ii) ILA Mexico did not have any liabilities.  The Costs of Lots sold is the prorated land costs directly attributable to the lots sold.  The average historical lot cost was calculated to be approximately $341.00 and was determined by dividing the cost of the acreage of land for residential lots from both parcels ($500,500) which will be sold as lots in the Oasis Park project by the number of residential lots (1,344) available for sale in the Oasis Park project and residential lots (123) planned for future sale in the Valle Divino project. The cost of lots do not include additional operational expenses as outlined in the Plan of Operations.

Accounts Receivable

Accounts Receivable consists of amounts due from persons who purchased lots from the Company but did not pay the full purchase price for the lot at closing.  At December 31, 2014 and December 31, 2015, no allowance for doubtful accounts was recorded since the Company believes that all receivables will be collected.

Note 3 - Summary of Significant Accounting Policies, continued

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Advertising and Marketing

The Company incurs various marketing and advertising costs as part of its lot sales.  These costs include issuing shares of common stock, at management's direction, ranging up to 50,000 common shares, to lot purchasers for each lot purchased.  The Company issued 271,650 and 50,000 shares of common stock during years ended 2014 and 2015 respectively under this program.

Treatment of Subsidiaries

The Company has a 100% equity interest in International Land Alliance, S.A. de C.V., a Mexican corporation,  As a result, the financial statements  of International Land Alliance, S.A. de C.V. are presented on a consolidated basis in the Company's financial statements.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrants issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrants exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Note 3 – Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. Through December 31, 2015, the Company has incurred organization cost offering costs, which are forming the part of financial statements under General Administrative Charges.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Impairment of Assets

The Company reviews its real estate assets for potential impairment indicators whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Generally Accepted Accounting Principles related to the impairment or disposal of long-lived assets requires that if impairment indicators exist and the expected undiscounted cash flows generated by the asset are less than its carrying amount, an impairment provision should be recorded to write down the carrying amount of the asset to its fair value.

Impairment indicators for the Company's real estate projects are assessed separately and include, but are not limited to, significant decreases in sales or average selling prices and significant increases in expected land development and construction costs.  The Company's real estate projects generally have minimal to no residual values because of their liquidating characteristics. Subjective factors such as the expected timing of property development and sales, optimal development density and sales strategy impact the timing and amount of expected future cash flows and fair value.  Notwithstanding the above, impairment has no impact on the Company's cash flow.

The cash flow estimates used both for determining recoverability and estimating fair value are inherently judgmental and reflect current and projected trends in sales prices, the pace of sales, and development costs.  Although the estimated fair value of certain assets may be less than the carrying amount, a real estate asset is only considered to be impaired when its carrying amount is not expected to be recovered through estimated future undiscounted cash flows. To the extent an impairment provision is necessary, the excess of the carrying amount of the asset over its estimated fair value is expensed to operations.  The adjusted carrying amount, which represents the new cost basis of the asset, is expensed as a cost of sales when lots are sold.

Since gross revenue from lot sales was in excess of $223,000 as of December 31, 2015, the Company believes that the cost of its properties in Mexico will be fully recovered.  There were no impairment charges for the years ended December 31, 2015 or 2014.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Note 3 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Research and Product Development

Research and product development expenses are charged to operations as incurred. For internally developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain. The Company has startup expenses that will be charged to stock holders' equity upon the receipt of the capital raised and will be paid back first.

Note 4 – Prepaid Expense

Prepaid Expenses consists of payments made to Grupo Valcas/Baja Residents Club, S.A. de C.V.  Grupo Valcas/Baja Residents Club, S.A. de C.V. Grupo Valcas is the Company's master plan development partner providing the following services for the Oasis Park Resort: project management, design, construction, government liaison, legal, licenses and permits. Grupo Valcas' compensation for these services is $2,900,000, of which $100,000 was paid cash and $2,800,000 was paid through the issuance of in preferred stock.  At December 31, 2014, and December 31, 2015, the balances represent the portion of the services not yet provided.  Grupo Valcas/Baja Residents Club S.A. is controlled by an officer and director of the Company and is a related party.

The Company accepted the contract as presented by Grupo Valcas/Baja Residents Club; Grupo Valcas/Baja Residents Club accepted the contract and terms of $100,000 cash and  $2.8 Million in preferred stock for a total of $2.9 Million.  The amounts recorded at balance sheet date represent the percentage of the contract completed,  as estimated by the company.

	December 31, 2015	December 31, 2014
Prepaid Expenses	$2,527,000	$2,660,000

Prepaid Expenses consists of prepayments made to Grupo Valcas/Baja Residents Club, S.A. de C.V.  Grupo Valcas/Baja Residents Club, S.A. de C.V. is our master plan development partner providing services through the development process: project management, design, construction, government liaison, legal, licenses and permits. Their compensation for the Oasis Park Resort is $2,900,000, of which $100,000 in cash and $2,800,000 in preferred stock.  At Balance sheet dates of December 31, 2014, and December 31, 2015, the amounts remaining balances represent the percentage of the contract not yet complete.

Note 5 – Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The provision for income taxes for continuing operations consists of the following components for the years ended   December 31 2014 and 2015:

	2014	2015

Current	$-	$-
Deferred	-	-
Total Provision for (Benefit from) Income Taxes	$-	$-

A comparison of the provision for income tax expense at the federal statutory rate of 34% for the years ended December 31, 2014 and 2015 to the Company's effective rate is as follows:

	2014	2015

Federal statutory rate	(34.0)%	(34.0)%
State tax, net of federal benefit	(3.3)	(3.3)
Permanent differences and other including sur tax exemption	0.1	0.1
Valuation allowance	37.2	37.2

Effective Tax Rate	0%	0%

The provision for income taxes for continuing operations consists of the following components for the years ended   December 31 2014 and 2015:

	2014	2015

Current	$-	$-
Deferred	-	-
Total Provision for (Benefit from) Income Taxes	$-	$-

A comparison of the provision for income tax expense at the federal statutory rate of 34% for the years ended December 31, 2014 and 2015 to the Company's effective rate is as follows:

	2014	2015

Federal statutory rate	(34.0)%	(34.0)%
State tax, net of federal benefit	(3.3)	(3.3)
Permanent differences and other including sur tax exemption	0.1	0.1
Valuation allowance	37.2	37.2

Effective Tax Rate	0%	0%

The net deferred tax assets and liabilities included in the financial statements consist of the following amounts at   December 31, 2014 and 2015.

The net deferred tax assets and liabilities included in the financial statements consist of the following amounts at December 31, 2014 and 2015.

	2014	2015

Deferred Tax Assets
Net operating loss carryforwards	$103,606	$200,045
Deferred compensation	--	--
Other allowances	--	--
Total	103,606	200,045
Less valuation allowances	(103,606)	(200,045)

Deferred Tax Asset	$-	$-

Deferred Tax Liabilities
Depreciation & amortization	$-	$-

Net long-term deferred tax asset	$-	$-

The change in the valuation allowance was $96,439 and $99,696 for the years ended December 31, 2015 and 2014, respectively.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, historical taxable income including available net operating loss carryforwards to offset taxable income, and projected future taxable income in making this assessment.

The Company has federal and state net operating losses of approximately $588,368 available at December 31, 2015 which, if not used, will begin to expire in 2028. Future changes in the ownership of the Company may place limitations on the use of these net operating losses.

The federal and state tax returns are open to examination for the years 2013, 2014 and 2015.

Note 6 – Stockholders' Equity

The Company's authorized capital consists of 75,000,000 shares of Common Stock, with a par value of $.001 and 100,000 shares of Preferred stock, with a par value of $0.01.

Common Stock

The holders of the Company's common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets of the Company that are legally available for distribution.

Preferred Stock

At December 31, 20015, there was 28,000 shares of Preferred Stock issued and outstanding.  The 28,000 shares of Preferred Stock was issued to Grupo Valcas/Baja Residents Club, S.A. de C.V. on November 1, 2013.  The 28,000 shares of Preferred Stock was valued at $2,800,000 for the master planning contract for the Oasis Park Resort, plus $100,000 in cash.  Each share of Preferred Stock has a face value of $100. Each share of Preferred Stock converts at the option of Grupo Valcas/Baja Residents Club, S.A. de C.V. to 100 shares of Common Stock.  A total of 21 shares of Preferred Stock become redeemable at the option of the Company immediately after the close of a lot sale at the Oasis Park Resort; the Company is required to inform the Grupo Valcas/Baja Residents Club, S.A. de C.V. in writing within seven business days of the close of a lot sale.

Total lots: 1,344
Per lot redemption is $2,100 per lot sold
Or 21 preferred shares at $100 each
Conversion: any unredeemed/purchased 1 preferred share to 100 common

Note 7 – Net Loss Per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period.  Potentially dilutive shares, such as outstanding common stock options, common stock warrants and shares issuable upon conversion or debt, have not been included in the computation of net loss per share for all periods presented as the result would be anti-dilutive.

The Following Table Provides A Reconciliation Of The Numerators And Denominators Of The Basic And Diluted Per-Share Computations:

	Year Ended December 31
	2014	2015

Net Loss Available To Common Shareholders	$(292,860)	$(283,645)

Net Loss – Diluted	$(292,860)	$(283,645)

Weighted Average Number Of Shares – Basic And Diluted	8,737,496	9,037,483

Loss Per Shares – Basic	$(0.03)	$(0.03)

Loss Per Share – Diluted	$(0.03)	$(0.03)

Note 8 – Commitments and Contingencies

Commitments:

Grupo Valcas/Baja Residents Club, S.A. de C.V. is our master plan development partner providing services through the development process: project management, design, construction, government liaison, legal, licenses and permits. Their compensation for the Oasis Park Resort is $2,900,000, of which $100,000 in cash and 2,800,000 in preferred stock.  At December 31, 2015, there was a balance due of $47,000.

The Company had no long-term commitments as of December 31, 2014 or 2015.

Note 9 – Going Concern and Management Plans

As of December 31, 2015, the Company's cash on hand was $2,404. As of December 31, 2015, the Company plans on meeting its current liquidity requirements principally through the private placement of common and preferred stock, as well as land sales, primarily within the Oasis Park Resort.

The Company expects that the cash raised from its pre-offering will fund its operations only until June, 2016. The Company intends to raise additional capital through its initial public offering("IPO"), will fund its operations only until June, 2017 though there is no assurance that it will be able to do so. If the Company is unable to raise additional capital, the Company may have to curtail its research and development efforts, delay payments to vendors, and/or initiate cost reductions, which would have a material adverse effect on the Company's business, financial condition and results of operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 10 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of December 31, 2015, through the date which the financial statements were available to be issued. Based upon the review the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
CONSOLIDATED BALANCE SHEET

	June 30, 2015	June 30, 2016
ASSETS
Current Assets
Cash	$602	$2,753
Accounts Receivable	37,468	16,161
Prepaid Expense	2,550,000	2,527,000

Total Current Assets	2,588,070	2,545,914

Plant, Property and Equipment
Land	846,277	842,181
TOTAL ASSETS	$3,434,347	$3,388,095

LIABILITIES & EQUITY
Current Liabilities
Accounts Payable	$350	$-
Oasis Park Resort/San Felipe	52,000	-
Total Liabilities	52,350	-

Stockholders' Equity
Common Stock, 75,000,000 shares authorized,	9,245	10,049
10,049,150 shares outstanding at June 30, 2016
(9,245,650 shares at June 30, 2015)
Preferred Stock, 100,000 shares
authorized, 28,000 shares outstanding
at June 30, 2015 and 2016	2,800,000	2,800,000
Paid In Capital	1,037,349	1,410,780

Total Capital Stock	3,846,594	4,220,829
Accumulated Deficit	(184,863)	(582,497)
Net Income /(Loss)	(279,734)	(250,237)
Total Equity	3,381,997	3,388,095

TOTAL LIABILITIES & EQUITY	$3,434,347	$3,388,095

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended
	June 30, 2015	June 30, 2016
Revenue
Sale of Lots	$-	$275,555
Cost of Lots	-	(4,671)
Gross Profit	-	270,884
Other Income	10,000	7,504
Total Revenue	10,000	278,388

Operating Expenses
Advertising and Marketing	16,196	377,096
General & Administrative	272,203	134,081
Professional Fees	1,335	8,490
Construction	-	8,958
Total Expenses	289,734	528,625

Net (Loss)	$(279,734)	$(250,237)

Net loss per share, basic and diluted	$(0.03)	$(0.03)

Weighted average number of common shares outstanding	9,058,317	9,720,150

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
	June 30, 2015	June 30, 2016
OPERATING ACTIVITIES
Net Income (Loss)	$(279,734)	$(250,237)
Adjustments to reconcile Net Income to net cash provided by operations:
Accounts Receivable	1,734	0
Prepaid Expense	58,500
Accounts Payable	(34,524)	(47,000)
Net cash provided by Operating Activities	(254,024)	(297,237)

INVESTING ACTIVITIES
Property: Land	-	-
Net cash provided by Investing Activities	-	-

FINANCING ACTIVITIES
Additional Paid in Capital	206,223	296,972
Capital Stock: Common	47,500	604
Capital Stock: Preferred	-	-
Net cash provided by Financing Activities	253,723	297,576

Net cash increase/(decrease) for period	(301)	339
Cash and Cash equivalent at the beginning of the year	903	2,414
Cash at end of period	$602	$2,753

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL LAND ALLIANCE, INC.
STATEMENT OF STOCKHOLDER'S EQUITY

	Common Stock		Preferred Stock		Paid in Capital	Accumulated Deficit	Stockholder's Equity
	Shares	Amount ($)	Shares	Amount ($)	Amount ($)	Amount ($)	Amount ($)

Balances December 31, 2014	9,021,650	$9,022	28,000	2,800,000	$967,479	(298,852)	3,617,649

Private Placement (Common)	373,500	$374	-	-	$100,925		$101,299

Private Placement (Preferred)	-	-		$-			$-

Shares Issued in connection with lot sales	50,000	50			$49,500		$49,500

Retained Earnings	-	-	-	-			$-

Net Profit (Loss) 12/31/2015	-	-	-	-		$(283,645)	$(283,645)

Balances December 31, 2015	9,445,150	$9,445	28,000	$2,800,000	$1,117,904	$(582,497)	$3,344,852

Private Placement (Common)	54,000	$54			18,446

Private Placement (Preferred)

Shares Issued for Marketing of Lots for Sale	550,000	$550			274,430		$274,980

Net Profit (Loss) 6/30/2015						$(250,237)

Balances June 30, 2016	10,049,150	$10,049	28,000	$2,800,000	$1,410,780	$(832,734)	$3,388,095

The accompanying notes are an integral part of these financial statements

INTERNATIONAL LAND ALLIANCE, INC.
Notes to Financial Statements
For the Period Ended June 30, 2016

Note 1 – Business Organization, History, and Nature of Operations

International Land Alliance Inc. (the "Company") was incorporated in Wyoming on September 26, 2013 (inception). The Company is actively engaged in making strategic land acquisitions, developing residential communities and marketing and selling those properties to prospective home buyers, retirement seniors, and   investors.

The Company's primary activities have consisted of developing its business plan, raising capital, and recruiting and hiring its executive team.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America("USGAAP"), and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the   "SEC").

These interim financial statements as of and for the six months ended June 30, 2016 and 2015 reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary to fairly present the Company's financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America.

Revenue Recognition

Revenue is derived primarily from sale of residential lots. Revenue is recognized when earned, as reasonably determinable in accordance with ACS 605-15-25, "Revenue Recognition."

The following are the conditions that must be met in order to recognize revenue: (i) the buyer's price is fixed or determinable as of the date of sale (presumably via executed final sales contract); (ii) the buyer has paid or is obligated to pay the seller based on nothing except the delivery of the lot (i.e. cannot be contingent on any other future events); (iii) the seller's obligation to the buyer significantly ends at the closing of the lot sale.

Note 2 – Summary of Significant Accounting Policies (Continued)

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from balances outstanding at year end. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance.

The accounts receivable on the balance sheet at June 30, 2016 and June 30, 2015 is comprised of residential lot purchases at the Oasis Park Resort.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718"). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity- Based Payments to Non-Employees." Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on    the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

Note 2 – Summary of Significant Accounting Policies (Continued)

The Company calculates the fair value of option grants and warrants issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion    of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrants exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non- employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. The Company has incurred organization and offering costs, which are recorded as General Administrative Charges.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally insured limit.

Note 2 – Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Research and Product Development

Research and product development expenses are charged to operations as incurred. For internally developed patents, all costs incurred to the point when a patent application is to be filed are expended as incurred as research and development expense. Patent application costs, generally legal costs, are expensed as research and development costs until such time as the future economic benefits of such patents become more certain. The Company has startup expenses that will be charged to stock holders' equity upon the receipt of the capital raised and will be paid back first.

Note 3 – Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Note 3 - Income Taxes (Continued)

Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of June 30, 2015 or 2016.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. As of June 30, 2015 or 2016, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4 – Net Loss Per Common Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period.  Potentially dilutive shares, such as outstanding common stock options, common stock warrants and shares issuable upon the conversion of debt, have not been included in the computation of net loss per share for all periods presented as the result would be anti-dilutive.

The following table provides a reconciliation of the numerators and denominators of the basic and diluted per-share computations

	Six Months Ended June 30
	2015	2016

Net loss available to common shareholders	$(279,734)	$(250,237)

Net loss – diluted	$(279,734)	$(250,237)

Weighted average number of shares – basic and diluted	9,058,317	9,720,150

Loss per shares – basic	$(0.03)	$(0.03)

Loss per share – diluted	$(0.03)	$(0.03)

Note 5 – Going Concern and Management Plans

The Company opened up its bank account on October 21, 2013. As of June 30, 2016, the Company's cash on hand was $2,753. As of June 30, 2016, the Company plans on meeting its current liquidity requirements principally through the private placement of common and preferred stock, as well as land sales, primarily within the Oasis Park Resort.

The Company expects that the cash raised from its pre-offering will fund its operations only until June, 2016. The Company intends to raise additional capital through its initial public offering("IPO"), will fund its operations only until June, 2017 though there is no assurance that it will be able to do so. If the Company is unable to raise additional capital, the Company may have to curtail its research and development efforts, delay repayments of its Convertible Notes, delay payments to vendors, and/or initiate cost reductions, which would have a material adverse effect on the Company's business, financial condition and results of operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 6 – Subsequent Events

The Company evaluates events that have occurred after the balance sheet date of June 30, 2016, through the date which the financial statements were available to be issued. Based upon the review the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

International Land Alliance, Inc.
4,710,000 shares of Common Stock

Prospectus

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$250
EDGAR/Printing Expenses	$2,000
Auditor Fees and Expenses	$11,904
Legal Fees and Expenses	$30,000
Transfer Agent Fees	$3,500
TOTAL	$47,654

The organization cost were all expensed in the period presented. Prior to the Company bank account being opened our Chief Executive Officer advanced $4,500 for legal and auditor fees associated with this offering

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Wyoming Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Wyoming law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Wyoming law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Wyoming law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors' and officers' liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

On June 30, 2011, International Land Alliance, SA De CV ("ILA Mexico") was formed as a Mexican corporation.  On October 1, 2013 Roberto Jesus Valdez, Jason A. Sunstein and Elizabeth Roemer transferred the Oasis Park and Valle Divino real estate projects to ILA Mexico in exchange for 7,500 shares of ILA Mexico.  On October 1, 2013, we issued 3,750,000 shares of our common stock to Roberto Jesus Valdez, 3,750,000 shares of our common stock to Jason Sunstein and 1,000,000 shares of our common stock to Elizabeth Roemer in exchange for all of the outstanding shares of ILA Mexico.

On October 1, 2013 Jason Sunstein transferred his 3,750,000 shares to Jason A.Sunstein Family Investments LLC.  Jason Sunstein Family Investments, LLC subsequently transferred 250,000 shares of common stock to two unrelated persons.

On November 1, 2013, the Company issued 50,000 shares of its common stock each to James Ammons, Bryan Beglinger, Gilbert Fuentes, and Lisa Landau for a total of 200,000 shares.  The shares were issued for past services rendered to the Company.

Shares of Common Stock Sold for Cash

On October 18, 2013 the Company sold Kristen Lang 10,000 shares of its common stock for $2,500.

On October 18, 2013 the Company sold Sandar Rassas 10,000 shares of its common stock for $2,500.

On October 7, 2014 the Company sold Shaun Sweiger 10,000 shares of its common stock for $5,000.

On November 06, 2014 the Company sold Robert Dittrich 5,000 shares of its common stock for $2,500.

On November 10, 2014 the Company sold Robert Dittrich 5,000 shares of its common stock for $2,500.

On November 19, 2014 the Company sold Robert Dittrich 5,000 shares of its common stock for $2,500.

On November 24, 2014 the Company sold Robert Dittrich 5,000 shares of its common stock for $2,500.

On January 16, 2015 the Company sold Moses Van Hove 30,000 shares of its common stock for $6,121.

On February 13, 2015 the Company sold Shaun Sweiger 40,000 shares of its common stock for $10,000.

On February 17, 2015 the Company sold 1431491 Alberta Ltd 2,000 shares of its common stock for $980.

On March 12, 2015 the Company sold Robert Dittrich 40,000 shares of its common stock for $10,000.

On March 13, 2015 the Company sold International Endeavors Corp. 20,000 shares of its common stock for $10,000.

On March 19, 2015 the Company sold 1431491 Alberta Ltd 1,500 shares of its common stock for $754.

On April 27, 2015 the Company sold Robert Dittrich 40,000 shares of its common stock for $10,000.

On May 29, 2015 the Company sold Robert Dittrich 50,000 shares of its common stock for $10,000.

On July 16, 2015 the Company sold Moses Van Hove 40,000 shares of its common stock for $9,636.11.

On July 27, 2015 the Company sold Moses Van Hove 30,000 shares of its common stock for $7,500.

On August 21, 2015 the Company sold George R. Kennedy 10,000 shares of its common stock for $5,000.

On October 26, 2015 the Company sold Robert Dittrich 50,000 shares of its common stock for $10,000.

On November 27, 2015 the Company sold Moses Van Hove 20,000 shares of its common stock for $4,999.80.

On January 20, 2016 the Company sold Ralph Phillips 10,000 shares of its common stock for $2,500.

On February 29, 2016 the Company sold Paul Vandenhouten Trucking 30,000 shares of its common stock for $10,000.

On February 29, 2016 the Company sold George R. Kennedy 14,000 shares of its common stock for $7,000.

Shares of Common Stock Issued in Connection with lot sales in Oasis Park Resort

Date	Name	Shares Issued	Value of Shares (1)

4/07/14	Moses Van Hove	20,000	$10,000
4/29/14	Robert Dittrich	10,000	$5,000.00
5/1/014	Robert Dittrich	10,000	$5,000.00
5/28/14	Robert Dittrich	10,000	$5,000.00

Date	Name	Shares Issued	Value of Shares (1)

5/29/14	Robert Dittrich	10,000	$5,000.00
5/30/14	Robert Dittrich	10,000	$5,000.00
7/03/14	1431491Alberta Ltd.	50,000	$25,000
7/09/14	Moses Van Hove	20,000	$10,000.00
7/11/14	Moses Van Hove	10,000	$5,000.00
7/31/14	1431491 Alberta Ltd.	5,000	$2,500.00
8/16/14	Moses Van Hove	20,000	$10,000.00
8/21/14	Moses Van Hove	20,000	$10,000.00
8/25/14	Moses Van Hove	10,000	$5,000.00
10/03/14	1431491 Alberta Ltd.	5,000	$2,480.00
10/14/14	Lydia Van Hove	3,400	$1,693.61
10/14/14	1431491 Alberta Ltd.	4,250	$2,124.46
10/21/14	Lydia Van Hove	4,000	$2,000.00
10/24/14	Moses Van Hove	20,000	$9,980.00
12/10/14	Moses Van Hove	30,000	$14,980.00
8/17/15	Laura E. Arnold Spendthrift Trust	10,000	$5,000.00
8/17/15	Laura E. Arnold Spendthrift Trust	20,000	$10,000.00
9/17/15	Laura E. Arnold Spendthrift Trust	20,000	$10,000.00
3/17/16	Daniel Brook Spaner	50,000	$25,000.00
3/18/16	Haitham S. Elsheikh	50,000	$25,000.00
3/22/16	Adam S. Neidenberg	50,000	$25,000.00
3/25/16	David J. Abrahamian	100,000	$50,000.00
3/28/16	Barbara Crowley	50,000	$25,000.00
4/18/16	Haitham S. Elsheikh	50,000	$25,000.00
4/13/16	Jay Slade	100,000	$50,000.00
4/15/16	Moses Van Hove	100,000	$49,980.00

(1)	Value of shares was recorded as marketing expense.

Preferred Stock

On October 1, 2013 the Company issued 28,000 shares of its Series A preferred stock to Grupo Valcas/Baja Residents Club S.A. de C.V. for architectural and site planning services.

The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with issuance and sale of the securities described above.  The persons who acquired these shares were sophisticated investors and were provided full information regarding the Company's business and operations.  There were no general solicitations in connection with the offer or sale of these securities.  The persons who acquired these securities acquired them for their own accounts.  The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.  No commission was paid to any person in connection with the issuance or sale of these securities.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (1)(2)
3.2	Bylaws of the Registrant (1)(2)
5	Opinion of Counsel(3)
10.1	Share Exchange Agreement with ILA Mexico(3)
10.2	Letter Agreement with Grupo Valcas/Baja Residents Club, S.A. de C.V.(3)
16	Letter from Former Accountant (4)
23.1	Consent of Attorneys(3)
23.2	Consent of Auditor (4)

All other Exhibits called for by Rule 601 of Regulation  SK are not applicable to this filing.
____________
(1)	Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.
(2)	Filed with initial registration statement.
(3)	Filed with Amendment No. 1 to this Registration Statement.
(4)	Filed with Amendment No. 2 to this Registration Statement.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)     Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California on April 13 , 2017.

International Land Alliance, Inc.

By:	/s/ Roberto Jesus Valdes
Name:	Roberto Jesus Valdes
Title:	Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Roberto Jesus Valdes
Roberto Jesus Valdes	President, Principal Executive Officer and a Director	April 13 , 2017

/s/ Jason Sunstein		April 13 , 2017
Jason Sunstein	Principal Financial and Accounting Officer and a Director